Exhibit 5

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
    [Fort Wayne, IN]

APPLICATION FOR ALLOCATED GROUP VARIABLE ANNUITY CONTRACT

CONTRACT INFORMATION
Contract Owner’s name                                                                      Tax ID # Address

City, State, Zip

PLAN INFORMATION
   Plan name

Trustee’s name                                                                                   Title

Indicate a plan type

PAYMENT INFORMATION

First year lump sum payment $     Recurring annual payment $

REMARKS

SIGNATURES - attach an additional sheet if necessary.

By signing below, you, the contract owner or the individual(s) listed below, certify that:

•   You are authorized to purchase this contract on behalf of the plan.

•   If this contract is being purchased to fund a 401(a), 403(b), 414(d), or a 457 plan, you certify that the purchase payments are qualified under sections 401(a), 403(b), 414(d) or 457, as applicable, of the Internal Revenue Code or in the opinion of your counsel.

•   To the best of your knowledge, all information provided is complete and accurate.

SIGNATURES (cont.)

Residents of all states except Maryland and Pennsylvania, please note: Any person who knowingly, and with intent to defraud any insurance company or other person, files or submits an application or statement of claim containing any materially false or deceptive information, or conceals, for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and may subject such person to criminal and civil penalties.

For Maryland residents only: Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For Pennsylvania residents only: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

In compliance with The Civil Union and Equality Act, effective January 1, 2012, under all of The Lincoln National Life Insurance Company insurance contracts, certificates and riders covering Delaware residents, any benefit, coverage or right, governed by Delaware state law, provided to a person considered a spouse by marriage will also be provided to a party to a civil union and any benefit, coverage or right, governed by Delaware state law, provided to a child of a marriage will also be provided to a child of a civil union.

Federal law may impact how certain spousal rights and benefits within some insurance products are treated. For example, federal tax laws that afford favorable income-deferral option to an opposite-sex spouse (e.g. the Federal Defense of Marriage Act). You should consult a tax advisor regarding the purchase of any life insurance policy or annuity contract that provides benefits based upon one’s status as a “spouse”.

The terms and requirements of the Illinois Religious Freedom Protection and Civil Union Act were incorporated into existing Illinois law, including the Illinois Insurance Code.  Therefore, beginning June 1, 2011 all contracts of insurance, including renewals and existing contracts comply with that Act.

Provide the name(s) and title of individual(s) authorized to sign on behalf of this contract.

Name	Title
Name	Title
Signed at (City/State)		Date
Contract Owner’s Signature		Date
Registered Representative’s Signature IF APPLICABLE REPRESENTATIVE REPORT - Attach an additional sheet if necessary. Servicing Agent’s name BLE ditional sheet if necessary.		Date
Soc. Sec. #	SA Code		%
Servicing Agent’s name
Soc. Sec. #	SA Code		%

Mail to:       The Lincoln National Life Insurance Company
PO Box 2340
Fort Wayne, IN 46801-2340
Phone 800 341-0441
Fax 260 455-9411
LincolnFinancial.com

By Express Mail:  The Lincoln National Life Insurance Company
1300 South Clinton Street
Fort Wayne, IN 46802-3506

Lincoln Life Group Variable Annuity is issued on contract form numbers GAC96-101, GAC96-103, GAC96-103VAR, GAC96-113, AN 701 (05/12) and state variations by The Lincoln National Life Insurance Company, Fort Wayne, IN, and distributed by Lincoln Financial Distributors, Inc., Radnor, PA, a broker/dealer. Contractual obligations are backed by the claims- paying ability of The Lincoln National Life Insurance Company.
Product and features subject to state availability.  Limitations and exclusions may apply.

Lincoln Financial Group is the marketing name for Lincoln National Corporation and its affiliates. Affiliates are separately responsible for their own financial and contractual obligations.
EM12812-MF12

PADXXXX-XXXX 6/12
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